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                                                                    EXHIBIT 10.3

                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (this "Agreement"), dated as of May 12, 1998, is by and between AMRESCO CAPITAL TRUST, a Texas real estate investment trust (the "Company"), and AMREIT MANAGERS, L.P., a Delaware limited partnership (the "Manager").

         WHEREAS, the Company intends to invest in various types of real estate related assets and to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company desires to retain the Manager to undertake, on the Company's behalf, the duties and responsibilities set forth in this Agreement, subject to the direction and oversight of the Board of Trust Managers of the Company (the "Board of Trust Managers"), on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Manager desires to undertake, on the Company's behalf, the duties and responsibilities set forth in this Agreement, subject to the direction and oversight of the Board of Trust Managers, on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them below:

                  (a) "AMRESCO Group" means AMRESCO, Inc. together with its affiliated entities.

                  (b) "Average Invested Investment Grade Assets" means, for any quarter, the average of the aggregate book value of the assets of the Company on a consolidated basis (as reflected on the Company's balance sheet) and of all of the Company's nonconsolidated taxable subsidiaries (but excluding the Company's investment in such subsidiaries), which either (i) have received an Investment Grade Rating from all Rating Agencies which have rated such asset or (ii) are unrated but are guaranteed by the U.S. government or any agency or instrumentality thereof, before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three.

                  (c) "Average Invested Non-Investment Grade Assets" means, for any quarter, the average of the aggregate book value of the assets of the Company on a consolidated basis (as reflected on the Company's balance sheet) and of all of the Company's nonconsolidated taxable subsidiaries (but excluding the Company's investment in such subsidiaries), other than Average Invested Investment Grade


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         Assets, before reserves for depreciation or bad debts or other similar noncash reserves, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three.

                  (d) "Chief Investment Officer" means the Chief Investment Officer of the Company.

                  (e) "Closing Date" means the date of closing of the Company's initial public offering of its Common Shares.

                  (f) "Common Shares" means the Company's common shares of beneficial interest, $.01 par value per share.

                  (g) "Confidential Information" means all information of the Company not generally known in the Company's industry or in the financial markets which is obtained by the Manager from the Company or directly as a result of the performance by the Manager of its services to the Company pursuant to this Agreement.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Funds From Operations" or "FFO" means net income (computed in accordance with generally accepted accounting principles) excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures.

                  (j) "Governing Instruments" means (i) with respect to the Company, its Declaration of Trust and Bylaws, (ii) with respect to any Subsidiary which is a corporation, the articles or certificate of incorporation and bylaws of such corporation, (iii) with respect to any Subsidiary which is a partnership, the partnership agreement of such partnership and (iv) with respect to any Subsidiary which is a limited liability company the articles of organization and the regulations of such limited liability company, in each case, as the same may be amended from time to time.

                  (k) "Guidelines" means the operating policies and general guidelines for the Company's investments, borrowings and operations, as approved by the Board of Trust Managers of the Company and in effect from time to time. The Guidelines, as initially approved by the Board of Trust Managers of the Company, are attached hereto as Exhibit "A.".



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                  (l) "Investment Grade Rating" means a rating equal to or
         higher than (i) "BBB-" by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, (ii) "Baa3" by Moody's Investors Services, Inc., (iii) "2" by National Association of Insurance Commissioners, (iv) "BBB-" by Duff and Phelps Credit Rating Co. or (v) "BBB-" by Fitch IBCA, Inc.

                  (m) "Master Servicing" means providing administrative and reporting services to securitized pools of MBS.

                  (n) "MBS" means mortgage-backed securities (including commercial or multifamily mortgage backed securities and residential mortgage backed securities).

                  (o) "Mezzanine Loan" means a commercial real estate loan the repayment of which is subordinated to a senior Mortgage Loan and which is secured either by a second lien mortgage or a pledge of the ownership interests of the borrower. Such loans can also take the form of a preferred equity investment in the borrower.

                  (p) "Mortgage Loans" means, collectively, loans secured by real property and Mezzanine Loans.

                  (q) "Nasdaq" means the Nasdaq National Market.

                  (r) "Nonperforming Mortgage Loans" means Mortgage Loans for which the payment of principal and/or interest is more than 90 days delinquent.

                  (s) "NYSE" means the New York Stock Exchange.

                  (t) "REIT" means a real estate investment trust, as defined under Section 856 of the Code.

                  (u) "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

                  (v) "Securities Act" means the Securities Act of 1933, as amended.

                  (w) "Special Servicer" means an entity which services delinquent and/or defaulted Mortgage Loans, including the oversight and management of the resolution of such Mortgage Loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

                  (x) "Special Servicing" means the oversight and management of the resolution of Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and the control of decisions



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         with respect to the preservation of the collateral generally, including property management and maintenance decisions.

                  (y) "Special Servicing Rights" means rights to control the oversight and management of the resolution of Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions.

                  (z) "Subperforming Mortgage Loans" means Mortgage Loans for which default is likely or imminent or for which the borrower is making payments in accordance with a forbearance plan.

                  (aa) "Subsidiary" means any corporation, partnership, limited liability company or other entity formed and controlled by the Company.

                  (bb) "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

                  (cc) "Trust Manager" means a member of the Board of Trust Managers.

         SECTION 2 Duties of the Manager.

                  (a) Subject to the direction and oversight of the Board of Trust Managers and in accordance with the Governing Instruments, the Manager shall be responsible for the day-to-day operations of the Company and perform (or cause to be performed as permitted herein) services and activities relating to the assets and operations of the Company, including, without limitation, the following:

                            (i) providing a complete program of investing and
                  reinvesting the capital and assets of the Company in pursuit of its investment objectives and in accordance with the Guidelines and policies adopted by the Board of Trust Managers from time to time;



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                           (ii) serving as the Company's consultant with respect
                  to formulation of investment criteria and policies and preparation of the Guidelines by the Board of Trust Managers;

                          (iii) assisting the Company in developing criteria for
                  asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to Mortgage Loans, MBS, real estate and other real estate related assets;

                           (iv) representing and making recommendations to the
                  Company in connection with the origination of Mortgage Loans, the purchase of and commitment to purchase Mortgage Loans, MBS, real estate and other real estate related assets, the financing of Mortgage Loans, MBS, real estate and other real estate related assets, and the sale and commitment to sell Mortgage Loans, MBS, real estate and other real estate related assets (including, without limitation, the underwriting of Mortgage Loans, the accumulation of Mortgage Loans for securitization and arrangement for the issuance of MBS from pools of Mortgage Loans owned by the Company);

                            (v) furnishing reports and statistical and economic
                  research to the Company regarding market conditions in the areas in which the Company proposes to invest as well as the Company's activities and the services performed for the Company by the Manager;

                           (vi) monitoring and providing to the Board of Trust
                  Managers on an ongoing basis price information and other data, obtained from certain nationally recognized brokers or dealers identified by the Board of Trust Managers from time to time, and providing data and recommendations to the Board of Trust Managers in connection with the identification of such brokers or dealers;

                          (vii) providing the executive and administrative
                  personnel and office space and office and administrative services required in rendering services to the Company;

                         (viii) monitoring the operating performance of the
                  Company's investments and providing periodic reports with respect thereto to the Board of Trust Managers, including comparative information with respect to such operating performance and budgeted or projected operating results;

                           (ix) administering the day-to-day operations of the
                  Company and performing and supervising the performance of such other administrative functions necessary for the management of the Company and its assets as



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                  may be agreed upon by the Manager and the Board of Trust
                  Managers, including the collection of revenues and the payment of the Company's debts and obligations;

                            (x) communicating on behalf of the Company with the
                  holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

                           (xi) counseling the Company in connection with policy
                  decisions made or to be made by the Board of Trust Managers, including, without limitation, policy decisions with respect to investments, leveraging of the Company's assets, management of the credit risk of the Company's assets, management of the interest rate risks of the Company's assets, including decisions with respect to hedging of the assets and compliance with certain legal requirements;

                          (xii) advising the Company regarding its status as a
                  REIT, consulting with legal counsel as appropriate regarding the application of the REIT Provisions of the Code to the proposed investments and operations of the Company and monitoring compliance by the Company with the REIT Provisions of the Code;

                         (xiii) advising the Company regarding the status of its
                  exemption from the Investment Company Act of 1940, as amended, consulting with legal counsel as appropriate regarding the nature of its proposed investments and the impact of such proposed investments on the Company's exemption from registration under such Act and monitoring the Company's continuing exemption from registration;

                          (xiv) evaluating and recommending hedging strategies
                  to the Board of Trust Managers and, upon approval by the Board of Trust Managers, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines;

                           (xv) upon request by and in accordance with the
                  directions of the Board of Trust Managers, investing or reinvesting any money of the Company, and advising the Company as to its capital structure and capital raising;

                          (xvi) causing the Company to retain qualified
                  accountants and/or legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT Provisions of the Code and to conduct quarterly compliance reviews with respect thereto;



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                           (xvii) causing the Company to qualify to do business
                  in all applicable jurisdictions;

                        (xviii) assisting the Company in complying with all
                  federal, state and local regulatory requirements applicable to the Company in respect of its business activities, including, without limitation, preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

                          (xix) taking all necessary actions to enable the
                  Company to make required federal, state and local tax filings and reports, including, without limitation, soliciting shareholders for required information to the extent provided by the REIT Provisions of the Code;

                           (xx) handling and resolving all claims, disputes or
                  controversies (including all litigation, arbitration, settlement or other proceedings or negotiation) in which the Company may be involved or to which the Company may be subject arising out of the Company's day-to-day operations, subject to such limitation or parameters as may be imposed from time to time by the Board of Trust Managers;

                          (xxi) using commercially reasonable efforts to cause
                  expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or Guidelines set by the Board of Trust Managers from time to time;

                         (xxii) performing such other services as may be
                  required from time to time for management or other activities relating to the assets of the Company in furtherance of the Manager's obligations hereunder, as the Board of Trust Managers shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

                        (xxiii) using commercially reasonable efforts to cause
                  the Company to comply with all applicable laws.

                  (b) The Manager will perform portfolio management services on behalf of the Company with respect to the Company's investments. Such services will include, but not be limited to, consulting the Company on purchase, sale and other opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets,



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         and other customary functions related to portfolio management. The
         Manager may enter into subcontracts with other parties, including AMRESCO, Inc. and its affiliates, to provide any such services to the Company.

                  (c) The Manager will monitor and administer the loan servicing activities provided by servicers of the Company's Mortgage Loans, other than loans pooled to collateralize MBS or pledged to secure MBS. Such monitoring and administrative services will include, but not be limited to, the following activities: serving as the Company's consultant with respect to the servicing of loans; collection of information and submission of reports pertaining to the Mortgage Loan and the moneys remitted to the Manager or the Company by servicers; periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the servicing agreement and, if deemed appropriate, recommending to the Company the termination of such servicing agreement; acting as a liaison between servicers and the Company and working with servicers to the extent necessary to improve their servicing performance; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to the Mortgage Loans; review of servicers' delinquency, foreclosing and other reports on Mortgage Loans; advising as to and supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans from the Company.

                  (d) The Manager will perform monitoring services on behalf of the Company with respect to loan servicing activities provided by third parties and with respect to the Company's portfolio of Special Servicing Rights. Such monitoring services will include, but not be limited to: negotiating Special Servicing agreements; acting as liaison between the servicers of the Mortgage Loans and the Company; review of servicer's delinquency, foreclosures and other reports on Mortgage Loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans.

                  (e) The Manager agrees to use its commercially reasonable efforts at all times in performing services for the Company hereunder and in accordance with the Guidelines and policies of the Company in effect from time to time.

         SECTION 3. Obligations of the Manager and the Company.

                  (a) The Manager shall use commercially reasonable efforts to determine, in good faith, whether each Mortgage Loan, MBS, real estate or other real estate asset proposed to be acquired by the Company conforms to the investment criteria and Guidelines of the Company approved from time to time by the Board of Trust Managers.


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                  (b) The Manager shall require each seller or transferor of assets to the Company to make such representations and warranties regarding such assets as are customarily made in similar transactions and as may, in the judgment of the Manager, be necessary and/or appropriate. With respect to Mortgage Loans acquired by the Company, and to the extent consistent with prevailing industry practices, the Manager shall use commercially reasonable efforts to require the seller or transferor of any Mortgage Loan to the Company to agree to repurchase any such Mortgage Loan with respect to which there is fraud or misrepresentation. In addition, the Manager shall take all such other action as it deems reasonably necessary or appropriate with regard to the protection of the Company's investments.

                  (c) The Manager shall refrain from any action which, in its sole judgment made in good faith, (i) would adversely affect the status of the Company as a REIT under the Code, (ii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company which violation could have a material adverse effect on the Company, its business or assets or results of operations or (iii) would otherwise not be permitted by the Governing Instruments, the Guidelines, any operating policies adopted from time to time by the Company or any agreements of the Company which have previously been provided to the Manager. If the Manager is ordered to take any such action by the Board of Trust Managers, the Manager shall promptly notify the Board of Trust Managers of the Manager's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments, the Guidelines, the operating policies adopted from time to time by the Company or any agreements which have previously been provided to the Manager.

                  (d) The Manager shall cause Deloitte & Touche LLP, or another independent accounting firm having the requisite expertise and reputation, to review the Company's assets and operations on a quarterly basis to determine whether the Company has complied with the REIT Provisions of the Code. The Manager shall cause such accounting firm to deliver to the Board of Trust Managers no later than March 31 of each year an annual report regarding compliance by the Company with the REIT Provisions of the Code for the preceding fiscal year.

                  (e) The Manager shall prepare regular reports for the Board of Trust Managers that will review the Company's acquisitions of assets, portfolio composition and characteristics, credit quality and compliance with the Guidelines and the operating performance of such assets (including comparative information with respect to such operating performance and budgeted or projected operating results).

                  (f) In purchasing assets for the Company, the Manager shall endeavor to obtain on behalf of the Company terms no less favorable than commercially reasonable terms. In assessing commercially reasonable terms for any transaction,


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         the Manager shall consider all factors which it, in good faith, deems relevant, including the breadth of the market in the asset, the price of the asset, the reasonableness of any broker commissions both for the specific transaction and on a continuing basis and the market terms determined in comparable arm's length transactions.

                  (g) The Company agrees to take all actions reasonably required to permit the Manager to carry out its duties and obligations under this Agreement. The Company further agrees to make available to the Manager all materials reasonably requested by the Manager to enable the Manager to satisfy its obligations to deliver financial statements and other information or reports with respect to the Company.

                  (h) The Manager agrees, at all times during which it is serving as Manager to the Company, to (i) maintain a tangible net worth of at least $250,000 and (ii) maintain "errors and omissions" insurance coverage (which may be provided by a policy or policies maintained through, and providing coverage for, other members of the AMRESCO Group) in an amount which is comparable to that customarily maintained by other managers or servicers of assets similar to those held by the Company.

         SECTION 4. Additional Activities of Manager.

                  (a) Except as expressly provided below, this Agreement shall not prevent or restrict the Manager or any other member of the AMRESCO Group, or any of their respective officers, directors, partners, officers, stockholders, employees or Affiliates from engaging in other businesses or from rendering services of any kind to any other Person, including investment in, or advisory service to others investing in, any type of real estate related assets, including assets which meet the principal investment objectives of the Company; provided, however, that during the term of this Agreement, neither the Manager, nor any other member of the AMRESCO Group, nor any of their respective directors, partners, officers, employees or affiliates (while acting in such capacity only) will (i) sponsor, (ii) act as manager to or (iii) make any significant equity investment in, any other REIT with investment objectives substantially similar to those of the Company, without the prior approval of a majority of the Independent Trust Managers.

                  (b) Directors, partners, officers, stockholders, employees and Affiliates of the Manager or any other member of the AMRESCO Group may serve as directors, partners, officers, stockholders, employees or signatories for the Company or any Subsidiary of the Company, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Trust Managers pursuant to the Company's Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.



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                  (c) Nothing in this Agreement shall prevent the Manager or any other member of the AMRESCO Group from selling assets to, or engaging in any other transaction with, the Company; provided, that any such transactions must be effected in accordance with the Guidelines or shall otherwise be approved in advance by a majority of the Independent Trust Managers.

         SECTION 5. Bank Accounts. At the direction of the Board of Trust Managers, the Manager may establish and maintain one or more bank accounts in the name of the Company, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Trust Managers may approve. The Manager shall from time to time (or at any time upon the request of a majority of the Independent Trust Managers) render appropriate accounting of such collections and payments to the Board of Trust Managers and, upon request, to the auditors of the Company.

         SECTION 6. Records; Confidentiality. The Manager shall maintain appropriate books of accounts and records relating to the assets of the Company and the services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company at any time during normal business hours. Except in the ordinary course of business or as required by the Securities Act, the Exchange Act, NYSE, Nasdaq or any statute, rule, regulation, order or decree of any governmental entity, the Manager agrees not to disclose any Confidential Information to third parties who are not Affiliates of the Manager, except with the prior approval of a majority of Independent Trust Managers.

         SECTION 7. Compensation.

                  (a) For services rendered under this Agreement, the Company shall pay to the Manager a base management fee calculated and payable quarterly in an amount equal to (i) 1% per annum of the Average Invested Non-Investment Grade Assets of the Company and (ii) 0.50% per annum of the Average Invested Investment Grade Assets of the Company.

                  (b) In addition to the base management fee, the Manager shall be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations (before the incentive fee) of the Company for such quarter per Common Share (based on the weighted average number of shares outstanding during such quarter) (b) plus gains (or minus losses) from debt restructuring and sales of property per Common Share (based on the weighted average number of shares outstanding during such quarter), exceed (2) an amount equal to (a) the weighted average of the price per Common Share at the initial offering and the prices per Common Share for any subsequent issuances of Common Shares by the Company, multiplied by (b) the Ten-Year U.S. Treasury Rate for the respective quarter plus




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         3.5% multiplied by (B) the weighted average number of Common Shares outstanding during such period.

                  (c) The Manager shall compute the compensation payable under Sections 7(a) and 7(b) within 45 days after the end of each fiscal quarter. A copy of the computations made by the Manager to calculate its compensation shall thereafter promptly be delivered to the Board of Trust Managers and payment of the compensation earned under Sections 7(a) and 7(b) of this Agreement shown therein shall be due and payable within 60 days after the end of such fiscal quarter.

         SECTION 8. Expenses.

                  (a) Without regard to the compensation received under this Agreement by the Manager and subject to Sections 8(b) and 8(c), the Manager shall bear the following expenses:

                           (i) employment expenses of the personnel employed by
                  the Manager (including, but not limited to, officers of the Company employed by the Manager) including, but not limited to, salaries, wages, payroll taxes and the cost of the employee benefit plans of such personnel;

                           (ii) rent, telephone, utilities, office furniture,
                  equipment, machinery, and other office expenses of the Manager and/or its Affiliates required for the Company's day-to-day operations, including costs associated with accounting, clerical, primary or Master Servicing (including all expenses customarily paid by primary loan servicers or Master Servicers in performing primary loan servicing or Master Servicing for third parties) and back-office services provided by the Manager or its affiliates;

                           (iii) computer hardware and software costs (including
                  costs associated with determining whether its systems are "Year 2000" compliant and with modifying or replacing source codes to bring its systems into "Year 2000" compliance), except for any such expenses that relate solely to the computer hardware or software used solely for the business and operations of the Company; and

                           (iv) all premiums and other expenses required in
                  connection with "errors and omissions" insurance policies covering officers and employees of the Manager.

                  (b) The Company shall pay all of its expenses except those that are the responsibility of the Manager pursuant to Section 8(a) and without limiting the generality of the foregoing, it is specifically agreed that the following expenses actually incurred by or on behalf of the Company shall be paid by the Company and shall not be paid by the Manager or any other member of the AMRESCO Group:



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                           (i) the cost of money borrowed by the Company,
                  including interest, commitment fees and other charges;

                           (ii) all taxes and license fees applicable to the
                  Company, including interest and penalties thereon;

                           (iii) legal, audit, accounting, underwriting,
                  brokerage, listing, filing, rating agency, registration and other fees, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of any securities of the Company (including, without limitation, debt or equity securities, options or warrants to purchase debt or equity securities, convertible securities, etc.);

                           (iv) fees and expenses paid to advisors and
                  independent contractors, consultants, managers and other agents (including the Manager or any other member of the AMRESCO Group) engaged directly by the Company upon its written request or by the Manager at the Company's written request for the account of the Company;

                           (v) due diligence costs and related costs (including
                  legal fees, accounting and auditing fees, environmental and engineering reviews) associated with the acquisition or proposed acquisition or the disposition or proposed disposition of any of the Company's assets; provided that with respect to any proposed acquisition of assets, such asset(s) shall have been preliminarily approved in writing for investment by the Chief Investment Officer or the Board of Trust Managers, and further provided that any extraordinary costs (in excess of $500,000 with respect to any single transaction or asset) shall be required to be approved in advance by the Board of Trust Managers;

                           (vi) other expenses connected with the acquisition,
                  disposition, financing and ownership of the Company's assets, including, but not limited to, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by the Company;

                           (vii) costs related to hedging transactions
                  (including losses);

                           (viii) the expenses of organizing, modifying or
                  dissolving the Company;

                           (ix) costs related to advertising and marketing of
                  the Company's assets or services;



MANAGEMENT AGREEMENT - PAGE 13

                           (x) expenses connected with payments of dividends or
                  interest or distributions in any other form made or caused to be made by the Board of Trust Managers to holders of the securities of the Company;

                           (xi) expenses connected with the structuring,
                  issuance and administration of MBS by the Company, including, but not limited to, legal, audit, accounting, underwriting, listing, filing, rating agency and trustee's fees, insurance premiums and costs of required credit enhancements;

                           (xii) all expenses of third parties connected with
                  communications to holders of equity securities or debt securities issued by the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company's securities and reports to third parties required under any indenture to which the Company is a party;

                           (xiii) custodian's, transfer agent's and registrar's
                  fees and charges;

                           (xiv) compensation, fees and expenses paid to the
                  Independent Trust Managers, the cost of director and officer liability insurance and premiums for any errors and omissions insurance coverage maintained for the Company and its employees (solely in their capacity as employees of the Company and not in their capacity as employees of the Manager or any other member of the AMRESCO Group);

                           (xv) legal, accounting, tax and auditing fees and
                  expenses paid to third parties relating to the Company's operations;

                          (xvi) legal, expert and other fees and expenses paid
                  to third parties relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company, or which the Company is authorized or obligated to pay under applicable law or the Governing Instruments or by the Board of Trust Managers;

                         (xvii) any judgment rendered against the Company, or
                  against any Trust Manager, director or officer of the Company in his capacity as such for which the Company is required to indemnify such Trust Manager, director, or officer by any court or governmental agency, or settlement of pending or threatened litigation; provided that such settlement is approved or authorized by the Board of Trust Managers or is entered into by the Manager pursuant



MANAGEMENT AGREEMENT - PAGE 14
                  to the discretionary authority granted to the Manager by the Board of Trust Managers;

                           (xviii) expenses relating to any office or office
                  facilities maintained solely for the use or benefit of the Company exclusive of the office of the Manager;

                           (xix) expenses related to the accumulation and
                  Special Servicing of Mortgage Loans;

                           (xx) travel and related expenses of directors,
                  officers and employees of the Manager or other members of the AMRESCO Group, and of Trust Managers, directors, officers and employees of the Company who are also directors, officers or employees of the Manager or other members of the AMRESCO Group, incurred in connection with attending meetings of the Board of Trust Managers or holders of securities of the Company or performing other business activities that relate to the Company, including, where applicable, a proportionate share of such expenses as reasonably determined by the Manager where such expenses were not incurred solely for the benefit of the Company;

                           (xxi) costs associated with computer hardware and
                  software, third party information services and office expenses that relate solely to the business activities of the Company (including the costs of bringing any systems into "Year 2000" compliance, if such systems relate solely to the business activities of the Company);

                           (xxii) any extraordinary or non-recurring costs or
                  charges incurred by the Company; and

                           (xxiii) other expenses of the Company that are not
                  expenses of the Manager under Section 8(a).

                  (c) Any due diligence investigations, underwriting and other services typically performed by third-party consultants or service providers (including, without limitation, legal review and documentation) may be provided to the Company by the Manager or any other member of the AMRESCO Group if the Manager determines in good faith that (i) the requisite expertise is available through the Manager or the other members of the AMRESCO Group and that (ii) either (a) such services provided by the Manager or other members of the AMRESCO Group are superior in quality to those available from third parties or (b) costs savings or other efficiencies will arise from the use of such services. The Manager will, and will cause each other member of the AMRESCO Group to, document the time spent by its employees on such services on behalf of the Company and will be



MANAGEMENT AGREEMENT - PAGE 15
         entitled to reimbursement for the allocable portion of salary and benefits for such employees.

                  (d) Notwithstanding the foregoing provisions of this Section 8, if the Company (or the Manager on behalf of the Company) incurs due diligence and related costs with respect to a proposed acquisition of one or more assets and all or any portion of such assets are not acquired by the Company but are instead acquired by a member of the AMRESCO Group, then AMRESCO or the appropriate member of the AMRESCO Group shall, within 30 days of its receipt of an itemized statement from the Manager reflecting the costs incurred by or on behalf of the Company, pay or reimburse the Company for all such costs (or the appropriate portion thereof allocable to the portion of the asset(s) acquired).

         SECTION 9. Calculations of Expenses. The Manager shall prepare a statement documenting the expenses of the Company and those incurred by the Manager on behalf of the Company during each quarter and shall deliver such statement to the Company within 45 days after the end of each quarter. Expenses incurred by the Manager on behalf of the Company shall be reimbursed quarterly to the Manager within 60 days after the end of each quarter. All expenses incurred by the Manager and submitted to the Company for reimbursement shall be reviewed by the Independent Trust Managers on a quarterly basis.

         SECTION 10. Limits of Manager Responsibility. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Trust Managers in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 3(b). Neither the Manager, nor any other member of the AMRESCO Group will be liable to the Company, the Independent Trust Managers, the Company's shareholders or partners, any issuer of MBS or any other party for any acts or omissions by the Manager, any other member of the AMRESCO Group or any of their respective partners, directors, officers, stockholders or employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties. The Company shall reimburse, indemnify and hold harmless the Manager and the members of the AMRESCO Group and their respective stockholders, directors, partners, officers and employees (collectively, the "Indemnified Parties") for, from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, (including attorneys' fees) in respect of or arising from any acts or omissions of the Manager, its stockholders, directors, partners, officers and employees made in good faith in the performance of the Manager's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties. WITHOUT LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE COMPANY AND THE MANAGER THAT THE COMPANY'S OBLIGATION TO INDEMNIFY THE INDEMNIFIED PARTIES PURSUANT TO THIS SECTION 10 INCLUDES INDEMNIFICATION FOR EXPENSES, LOSSES, DAMAGES, LIABILITIES,



MANAGEMENT AGREEMENT - PAGE 16

DEMANDS AND CHARGES AND CLAIMS OF ANY NATURE WHATSOEVER (INCLUDING ATTORNEYS'
FEES) ARISING DIRECTLY OR INDIRECTLY FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF SUCH INDEMNIFIED PARTIES.

         SECTION 11. No Joint Venture. The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

         SECTION 12. Term; Termination.

                  (a) This Agreement shall commence on the date set forth above and shall continue in force until the second anniversary of such date, and thereafter, it shall be subject to successive one-year renewal periods upon the review and approval of the Independent Trust Managers. If the Independent Trust Managers do not resolve to renew or terminate this Agreement within at least 90 days prior to the end of the then-current period of this Agreement, this Agreement shall be automatically extended for a one-year period. The Manager shall have the right, following the initial term of this Agreement, to terminate this Agreement at any time upon not less than 180 days prior written notice. The Company shall have the right, following the initial term of this Agreement and subject to Section 12(b), to terminate this Agreement at any time upon not less than 90 days prior written notice.

                  (b) In addition to such further liability or obligation of either party to the other provided in Sections 15 and 16, if this Agreement is terminated by the Company without cause (as "cause" is defined in Section 14) by delivery of a notice of non-renewal or termination pursuant to Section 12(a), the Company, in addition to its obligations under Section 15, shall pay the Manager a termination fee in an amount equal to the sum of the Manager's base management fee and incentive compensation earned pursuant to Sections 7(a) and 7(b) during the four calendar quarters immediately preceding such termination. Such termination fee shall be paid no later than 30 days following receipt of the accounting contemplated by Section 15(b).

         SECTION 13. Assignments.

                  (a) Except as set forth in Section 13(b), this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Trust Managers. Any such assignment approved by the Independent Trust Managers, in their sole discretion, shall bind the assignee hereunder in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the Company an amendment to this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization which (i) is a successor to



MANAGEMENT AGREEMENT - PAGE 17
         the Company (by merger, consolidation or otherwise by operation of law) or (ii) is the purchaser of all or substantially all of the assets of the Company, in which case such successor organization shall be bound hereunder and by the terms of such assignment in the same manner as the Company is bound hereunder.

                  (b) Notwithstanding any provision of this Agreement, the Manager may subcontract any or assign all of its responsibilities under this Agreement to any of its qualified Affiliates, and the Company hereby consents to any such assignment and subcontracting; provided that no such subcontract or assignment shall relieve the Manager of its duties and obligations hereunder. The Manager agrees to send copies of any subcontract or assignment to the Company promptly following its agreement to the same.

         SECTION 14. Termination by the Company for Cause. This Agreement may be terminated by the Company for "cause" upon 60 days' prior written notice of termination from the Board of Trust Managers to the Manager, without payment of any termination fee, if any of the following events shall occur:

                  (a) if a majority of the Independent Trust Managers shall determine that the Manager has breached any provision of this Agreement in any material respect and, within 30 days after receipt of written notice of such violation, the Manager shall not have cured such violation, provided that, if such breach is not capable of cure within such 30-day period, the Manager shall have failed to commence to cure such breach within such 30-day period and thereafter to diligently and in good faith prosecute the cure of such breach and further provided, that if such breach is not capable of cure within any period of time, a majority of the Independent Trust Managers shall have also determined that such breach may have a material adverse effect on the business, operations or financial condition of the Company; or

                  (b) there is entered an order for relief or similar decree or order with respect to the Manager by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the Manager (i) ceases, or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (ii) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for 30 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy,



MANAGEMENT AGREEMENT - PAGE 18
         reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 30 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 30 days. If any of the events specified in this Section 14(b) shall occur, the Manager shall give prompt written notice thereof to the Board of Trust Managers.

         SECTION 15. Action Upon Termination. From and after the effective date of termination of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if terminated for any reason other than for "cause" under Section 14, the applicable termination fee. Upon such termination, the Manager shall forthwith:

                  (a) after deducting any accrued compensation, any applicable termination fee and reimbursement for its expenses permitted hereunder to which it is then entitled, promptly pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement;

                  (b) deliver to the Board of Trust Managers a full accounting, including a statement showing all payments collected by it, all expenses incurred by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Trust Managers with respect to the Company; and

                  (c) deliver to the Board of Trust Managers all property, documents, records and reports of the Company or pertaining to the Company's assets or operations then in the custody of the Manager.

         SECTION 16. Release of Money or Other Property Upon Written Request. The Manager agrees that any money or other property of the Company held by the Manager under this Agreement shall be held by the Manager as custodian for the Company, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company under this Agreement, the Manager shall release such money or other property to the Company within a reasonable period of time, but in no event later than 60 days following such request. Subject to Section 10, the Manager shall not be liable to the Company, the Independent Trust Managers, or the Company's shareholders or partners for any acts performed or omissions to act by the Company in connection with the money or other property released to the Company in accordance with this
Section 16. The Company shall indemnify the Manager, its directors, officers, stockholders, partners



MANAGEMENT AGREEMENT - PAGE 19
and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company upon written request of the Company in accordance with the terms of this Section 16. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 10.

         SECTION 17. Representations and Warranties.

                  (a) The Company hereby represents and warrants to the Manager as follows:

                           (i) The Company is duly organized and validly
                  existing under the laws of the jurisdiction of its incorporation, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company. the Company does not do business under any fictitious business name.

                           (ii) The Company has the power and authority to
                  execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person, including, without limitation, shareholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                           (iii) The execution, delivery and performance of this
                  Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental



MANAGEMENT AGREEMENT - PAGE 20
                  authority binding on the Company, or the Governing Instruments of the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                  (b) The Manager hereby represents and warrants to the Company as follows:

                           (i) The Manager is duly organized, validly existing
                  and in good standing under the laws of the jurisdiction of its formation, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole. The Manager does not do business under any fictitious business name.

                           (ii) The Manager has the power and authority to
                  execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, partners and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

                           (iii) The execution, delivery and performance of this
                  Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Manager, or any



MANAGEMENT AGREEMENT - PAGE 21
                  order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the partnership agreement of the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

         SECTION 18. Notices. Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

         (a) If to the Company:

                            AMRESCO Capital Trust
                            700 North Pearl Street
                            Suite 2400
                            Dallas, Texas  75201
                            Attention: President and General Counsel




MANAGEMENT AGREEMENT - PAGE 22

         (b) If to the Manager:

                            AMREIT Managers, L.P.
                            700 North Pearl Street
                            Suite 2400
                            Dallas, Texas  75201
                            Attention: President and General Counsel

         Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

         SECTION 19. Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

         SECTION 20. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         SECTION 21. Amendment. This Agreement may not be modified or amended other than by an agreement in writing signed by the Manager and the Company, provided that the amendment of any provision of this Agreement requiring consent or approval of any matter by a majority of the Independent Trust Managers may not be amended without the approval of a majority of the Independent Trust Managers.

         SECTION 22. CONTROLLING LAW. THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         SECTION 23. Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.




MANAGEMENT AGREEMENT - PAGE 23

         SECTION 24. Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         SECTION 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         SECTION 26. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         SECTION 27. Attorneys' Fees. Should any action or other proceeding be necessary to enforce any of the provisions of this Agreement or the various transactions contemplated hereby, the prevailing party will be entitled to recover its actual reasonable attorneys' fees and expenses from the non-prevailing party.

         SECTION 28. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.





MANAGEMENT AGREEMENT - PAGE 24

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     "COMPANY"

                                     AMRESCO CAPITAL TRUST


                                     By:         /s/ Michael L. McCoy
                                                 ------------------------------
                                     Name:       Michael L. McCoy
                                                 ------------------------------
                                     Title:      Senior Vice President
                                                 ------------------------------



                                     "MANAGER"

                                     AMREIT MANAGERS, L.P.

                                     By:      AMREIT MANAGERS G.P., INC.
                                              its general partner


                                      By:        /s/ Thomas J. Andrus
                                                 ------------------------------
                                      Name:      Thomas J. Andrus
                                                 ------------------------------
                                      Title:     Executive Vice President
                                                 ------------------------------


MANAGEMENT AGREEMENT - PAGE 25

                                   EXHIBIT "A"
                             TO MANAGEMENT AGREEMENT



                              AMRESCO CAPITAL TRUST

                               OPERATING POLICIES


         PRELIMINARY STATEMENT


I.       INVESTMENT POLICIES


II.      CAPITAL AND LEVERAGE POLICIES


III.     CREDIT RISK MANAGEMENT POLICIES


IV.      FINANCIAL RISK MANAGEMENT POLICIES


V.       POLICIES REGARDING TRANSACTIONS WITH THE AMRESCO GROUP


VI.      REIT COMPLIANCE POLICIES


VII.     POLICY REGARDING INVESTMENT COMPANY ACT





         SCHEDULE I - DEFINITIONS



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 1

                              PRELIMINARY STATEMENT


         The following operating policies of AMRESCO Capital Trust (the "Company") are intended to be guidelines for the business and operations of the Company. Such policies are intended to be reviewed from time to time and may be changed from time to time by the Board of Trust Managers, in their sole discretion without shareholder approval. As used in these policies, the term "Company" means either AMRESCO Capital Trust, a Texas real estate investment trust ("AMCT") or AMCT collectively with its affiliates, as the context requires, the term "AMRESCO Group" means AMRESCO, INC. and its affiliated entities (other than the Manager) and the term "Manager" means AMREIT Managers, L.P., an affiliate of AMRESCO. Other capitalized terms used in these policies have the meanings set forth on Schedule I attached.


                         SECTION 1. INVESTMENT POLICIES

         A. General

                  1. Principal Business Objective. The Company's principal business objective is to maximize shareholder value by producing cash flow for distribution to its shareholders through investment in mid- to high-yield real estate related assets which earn an attractive spread over the Company's cost of funds. The investment policies set forth below are intended to enable the Company to achieve its principal business objective.

                  2. Role of the Manager. The Manager is authorized in accordance with the terms of the Management Agreement to make all day-to-day investment decisions of the Company based on the policies and guidelines set forth below. The Manager should use all commercially reasonable efforts to determine, in good faith, whether each investment proposed to be made by the Company conforms to the policies and guidelines set forth below. All proposed investments shall be reviewed and approved by the Investment Committee prior to investment.

                  3. Review by the Board. The Board will review the investments of the Company on a quarterly basis to determine general compliance with the policies and guidelines set forth below.

         B. Investment Objectives

                  1. General. The Company will invest in those real estate related assets which it believes are likely to generate attractive risk-adjusted returns on capital invested, after considering all material relevant factors. Initially the Company intends to invest in a diversified portfolio of commercial and multifamily Mortgage Loans (including, among others, Participating Loans, Mezzanine Loans, Construction Loans and Bridge Loans), MBS, and commercial real estate (including, but not limited to, Net Leased Real Estate, real estate acquired at foreclosure or by deed-in-lieu of foreclosure or other



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 2 underperforming or Distressed Real Estate). Investments in real estate may also take the form of equity investments in partnerships and joint ventures, but not in corporations in which more than 10% of the voting shares would be owned by the Company or which would represent more than 5% of the value of the Company's total consolidated assets (unless such corporation is a Qualified REIT Subsidiary), and shall otherwise be structured in compliance with the REIT Provisions of the Code.

                  2. Types of Investments. The Company shall invest principally in the following types of investments:

                           (a) Mortgage Loans. The Company may invest in various types of commercial and multifamily Mortgage Loans, including without limitation Permanent Mortgage Loans, Participating Loans, Construction Loans, Mezzanine Loans, Bridge Loans or any combination thereof. The Company may not invest directly nor originate residential Mortgage Loans secured by single family (one-to-four unit) residential property.

                                    (i) Limits on Investments. The Manager's
                  loan underwriters will be afforded flexibility and latitude with respect to the size of any single Mortgage Loan, but shall generally target loans ranging from $10 million to $40 million. However, without the prior approval of the Board, the Company's investment in any one Mortgage Loan may not exceed the greater of (A) $75 million in principal amount outstanding or (B) 10.0% of the Company's total consolidated assets.

                                    (ii) Coinvestment. The Company may invest in
                  any Mortgage Loan alone or may coinvest with others. If the Company coinvests in any Mortgage Loan with any member of the AMRESCO Group, such investment must be made in accordance with the Company's policies regarding transactions with members of the AMRESCO Group.

                                    (iii) Concentration Limits. The Manager
                  shall seek to achieve diversification in the Company's assets to avoid undue geographic, borrower, issuer, product type, industry and certain other types of concentrations. The Company may, in the future, in consultation with the Manager and the Investment Committee, establish specified limitations or parameters as to the foregoing concentrations. The Manager shall seek to invest, on the Company's behalf, primarily in Mortgage Loans secured by property located in the United States and in foreign countries in which the AMRESCO Group has previously conducted business.

                                    (iv) Sources of Loans. Mortgage Loans in
                  which the Company invests may be either originated or purchased by the Company. Purchased loans may be purchased individually, through loan participations or syndications or in pools and may include Distressed Mortgage Loans. Loans purchased from any member of the AMRESCO Group must be



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 3
                  purchased in accordance with the Company's policies regarding transactions with members of the AMRESCO Group.

                                    (v) Pricing. In determining the rate at
                  which an originated Mortgage Loan will bear interest, or the price at which a purchased Mortgage Loan will be acquired, the Manager should consider the following factors, in addition to the Company's targeted rate of return on such investment: market conditions, market interest rates, the availability of mortgage credit and other economic factors, the term of the Mortgage Loan, the liquidity of the Mortgage Loan, the limitations on the obligations of the borrower and/or seller with respect to the Mortgage Loan, the rate and timing of payments to be made with respect to the Mortgage Loan, the mortgaged property underlying the Mortgage Loan, the existence and quality of any credit enhancement related to such Mortgage Loan, the risk of adverse fluctuations in the market values of that mortgaged property as a result of economic events or governmental regulations, the historical performance and other attributes of the property manager responsible for managing the mortgaged property, relevant laws limiting actions that may be taken with respect to Mortgage Loans and limitations on recourse against the borrower following realization on the collateral through various means, risks of timing with respect to Mortgage Loan prepayments, risks associated with geographic concentration of mortgaged property, environmental risks, pending and threatened litigation, junior liens and other issues relating to title, a prior history of real estate mortgage and other contractual defaults by affiliated parties on similar and dissimilar obligations, and other factors deemed relevant by the Manager.

                                    (vi) Due Diligence. In considering whether
                  to originate or acquire any Mortgage Loan, the Manager should perform certain due diligence tasks on behalf of the Company that reasonably may be expected to provide relevant and material information as to the value of such Mortgage Loan and whether the Company should originate or acquire that Mortgage Loan, including all such information described above as necessary to be considered in connection with the pricing of a Mortgage Loan or as may be required by any warehouse lender.

                                    (vii) Credit Risk Management. Each Mortgage
                  Loan investment must be in accordance with the Company's credit risk management policies and underwriting criteria, including its policies or criteria, to the extent applicable, regarding loan-to-value ratios or loan-to-cost ratios, borrower and tenant credit quality, credit enhancement, collateral requirements, etc.

                                    (viii) Compliance With Other Policies. Each
                  Mortgage Loan investment shall comply with Company policies, including, without limitation,



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 4
                  its policies regarding compliance with the REIT Provisions of the Code and exclusions from regulation under the Investment Company Act.

                           (b) MBS. The Company may invest in all types of MBS, including, without limitation, all types of investment grade and non-investment grade CMBS and RMBS (except that the Company does not currently intend to invest in RMBS secured by lower credit quality Mortgage Loans known as "B," "C" and "D" Mortgage Loans).

                                    (i) Limits on Investments. Without the prior
                  approval of the Board, the percentage of the Company's total consolidated assets which may be invested in MBS at any time may not exceed 40%. The Company may, in the future, in consultation with the Manager and Investment Committee, establish specified limitations or parameters on the percentage of the Company's total consolidated assets invested in MBS that may be related to any one issuer.

                                    (ii) Coinvestment. The Company may invest in
                  any MBS alone or may coinvest with others. If the Company coinvests in any MBS with any member of the AMRESCO Group, such investment must be made in accordance with the Company's policies regarding transactions with members of the AMRESCO Group.

                                    (iii) Sources of MBS. MBS may be purchased
                  by the Company from any source. MBS purchased from any member of the AMRESCO Group must be purchased in accordance with the Company's policies regarding transactions with members of the AMRESCO Group.

                                    (iv) Pricing. In determining the price at
                  which to acquire any MBS, the Manager should consider, in addition to the Company's targeted rate of return on such investment, the following factors: (A) the quality of the underlying collateral pool, (B) the prepayment and default history of the underlying Mortgage Loans, (C) cash flow analyses under various prepayment and interest rate scenarios (including sensitivity analyses), (D) an analysis of various default scenarios and (E) prices paid for similar MBS by bona fide third parties or broker price opinions. Because there are so many characteristics to consider, each MBS should be analyzed individually, taking into consideration both objective data as well as subjective analysis.

                                    (v) Due Diligence. The Company shall, in
                  consultation with the Manager, determine the scope of review to be performed before the Company acquires MBS, which will be designed to provide sufficient information regarding the MBS to enable the Company to make a decision regarding the acquisition and pricing of the MBS. The due diligence should include an analysis of the information described above as necessary to be



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 5
                  considered in connection with the pricing of MBS. With respect to CMBS, the Manager will use sampling and other appropriate analytical techniques to determine which Mortgage Loans will undergo a full-scope review or a more streamlined review process. Considerations that should influence the choice for scope of review should generally include size of the loan, debt service coverage ratio, loan-to-value ratio, maturity of the loan, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the Mortgage Loan, a review of major leases for each property (if available); recent appraisals (if available), engineering and environmental reports (if available), and the price paid for similar CMBS by unrelated third parties in arm's length purchases and sales (if available) or a review of broker price opinions (if the price paid by a bona fide third party for similar CMBS is not available and such price opinions are available). For those Mortgage Loans that are selected for the more streamlined review process, the Manager's evaluation may include a review of the property operating statements, summary loan level data, third party report and a review of prices paid for similar CMBS by bonafide third parties or broker price opinions, each as available. If the Manager's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence need be performed.

                                    (vi) Compliance With Other Policies. Each
                  MBS investment must be in accordance with all Company policies, including, without limitation, its policies regarding compliance with the REIT Provisions of the Code and exclusion from regulation under the Investment Company Act and the Investment Advisors Act.

                           (c) Real Estate. The Company intends to invest in various types of commercial real estate, including, but not limited to, Net Leased Real Estate, REO Properties and other Distressed Real Estate.

                                    (i) Coinvestment; Manner of Investment. The
                  Company may invest in any real estate project alone or may coinvest with others. Investments may be made directly by the Company or through partnerships or other entities formed with other parties, including members of the AMRESCO Group. If the Company coinvests in any real estate project with any member of the AMRESCO Group, such investment must be made in accordance with the Company's policies regarding transactions with members of the AMRESCO Group.

                                    (ii) Concentration Limits. The Manager shall
                  seek to avoid undue geographic and product type concentrations with respect to the Company's commercial real estate, when considered together with the Company's other invested assets. The Manager will seek to invest, on the



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 6

                  Company's behalf, primarily in commercial real estate located in the United States and in other foreign countries in which the AMRESCO Group has previously conducted business.

                                    (iii) Sources. Real estate may be purchased
                  by the Company from any source. Real estate purchased from any member of the AMRESCO Group must be purchased in accordance with the Company's policies regarding transactions with members of the AMRESCO Group.

                                    (iv) Pricing. The Company's policy is to
                  determine the fair market value of real estate utilizing those procedures that the Company and the Manager deem relevant for the specific real estate being evaluated, which procedures need not be the same for each property being evaluated. Information that may be examined in determining the fair market value of a property includes the following: (A) the Company's projected rate of return on such investment; (B) current and historical operating statements; (C) existing or new appraisals; (D) sales comparables; (E) industry statistics and reports regarding operating expenses; (F) existing leases and market rates for comparable leases; (G) deferred maintenance observed during site inspections or described in structural and engineering reports; and (H) correspondence and other documents and memoranda found in the files of the seller of that real estate or other relevant parties. The Manager is expected to develop projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Manager should compare its estimates of revenue and expenses to historical operating statements and estimates provided in appraisals and general industry and regional statistics. Market capitalization rates and discount rates should then be applied to the cash flow projections to estimate values. These values should then be compared to available appraisals and market sale comparables to determine recommended bid prices for each property. The amount offered by the Company generally should take into account projected holding periods, capital costs and projected profit expectations.

                                    (v) Due Diligence. The Manager should
                  conduct an investigation and evaluation of all real estate proposed to be purchased. The Manager should include within its due diligence review and analysis of the real estate contemplated to be acquired a review of market studies for each geographic market in which the real estate proposed to be purchased is concentrated, including area economic data, employment trends, absorption rates and market rental rates. Such due diligence analyses generally also should include (A) site inspections of properties, (B) a review of all property files and documentation that are made available to the Company or the Manager, (C) a Phase I environmental assessment for each property, and (D) all other information necessary to determine a fair price for such property. The Manager's review should include, to the extent possible,



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 7
                  examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals, engineering reports and environmental reports, among other due diligence items.

                                    (vi) Credit Risk Management. Each real
                  estate investment must be in accordance with the Company's credit risk management policies, including its policies regarding tenant credit quality.

                                    (vii) Compliance With Other Policies. Each
                  real estate investment must be in accordance with all Company policies including without limitation its policies regarding compliance with the REIT Provisions of the Code and exclusion from regulation under the Investment Company Act.

                           (d) Other Investments. The Company may also pursue a variety of complementary commercial real estate and finance-related businesses and investments in furtherance of its business objective. Such activities may include, but are not limited to, foreign real estate-related asset investments, equity interests or other investments in other REITs, registered investment companies, partnerships and other investment funds and real estate operating companies to the extent permitted by the REIT Provisions of the Code. Any such investments may be made by the Company in accordance with the operating policies of the Company upon approval of the Investment Committee.



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 8

                    SECTION 2. CAPITAL AND LEVERAGE POLICIES


         A. General. The Company intends to increase its invested assets through the use of leverage in order to create yields commensurate with its investment objectives. The Company intends to utilize leverage in a manner that is prudent and consistent with maintaining an acceptable level of risk.

         B. Limitations on Indebtedness. The Company's Leverage Ratio (i.e., ratio of (i) indebtedness with respect to which the Company is the obligor to
(ii) the Company's total outstanding equity) shall not exceed (at the time any debt is incurred) 3:1, without the prior approval of the Board of Trust Managers.

         C. Sources of Financing. The Company may utilize a variety of debt vehicles, including warehouse lending arrangements, reverse repurchase agreements, securitizations of mortgage loans or other secured or unsecured financing sources, as deemed appropriate by the Manager, considering the availability of financing sources and existing rates and market conditions at any given time.

         D. Securitizations. The Company may obtain secured financing through the securitization of all or any portion of its Mortgage Loans. Securitizations may be accomplished through the issuance of structured debt, with the Company retaining an equity interest in the collateral or through a "sale" of the underlying Mortgage Loans, if the Manager reasonably determines there are structural or other advantages to such form of securitization. Any securitizations conducted by the Company under which a "sale" of an interest in Mortgage Loans occurs shall be conducted, to the extent permitted by the REIT Provisions of the Code, through one or more taxable subsidiaries of the Company, unless otherwise approved by the Board of Trust Managers or the Company's investment or tax compliance officer. In addition, any such securitizations shall be structured, to the extent practicable, to minimize the attribution of any Excess Inclusion income to the Company's shareholders.




EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 9

                   SECTION 3. CREDIT RISK MANAGEMENT POLICIES


         A. General. The Company is expected to be exposed to various levels of credit and special hazard risks depending on the nature of its investments. The Company's policy is to manage such risk by originating or otherwise acquiring only those assets which satisfy the Company's underwriting criteria and credit quality standards and, through the activities of the Manager, by closely monitoring the quality and performance of its invested assets.

         B. Investment Committee. The Manager will establish one or more Investment Committees (an "Investment Committee") which will meet regularly to consider whether the Company should invest in specific Targeted Investments. Subject to the following conditions, the voting members of an Investment Committee may vary depending on the type of Targeted Investment under consideration. At least two-thirds of the members of the Investment Committee present and voting, must vote in favor of a particular Targeted Investment before the Targeted Investment may be purchased, acquired or originated by the Company. A quorum must be present for any meeting of the Investment Committee. A quorum shall consist of a minimum of four of the members of the Investment Committee and must include at least two of the following officers of the
Company: the President, the Chief Investment Officer and the Chief Operating Officer. The Board of Trust Managers will monitor the Invested Portfolio and the credit risk associated therewith.

         C. Portfolio Review Program. The Manager shall implement a Portfolio Review Program to provide for periodic review of the Invested Portfolio so that potential credit problems can be recognized and addressed at the earliest opportunity.

         D. Underwriting Criteria and Credit Quality. The Company shall, from time to time, in consultation with the Manager and the Investment Committee, establish underwriting criteria and credit quality standards for the various types of assets in which the Company intends to invest. Such underwriting criteria shall include, without limitation, the following:

                  1. Loan to Value Ratios. The Company will typically not loan in excess of 90% of the "stabilized" value of the property or in excess of 100% of the cost of a property (which may include budgeted construction period interest in the case of a Construction Loan).

                  2. Return Requirements. In underwriting a Mortgage Loan, the Manager will model the economic return to the Company and the borrower to determine whether the loan is economically feasible. The Manager is not required to establish minimum debt service coverage ratios, but shall underwrite to a "market" debt service coverage ratio in evaluating the viability of refinancing of a loan. With respect to MBS, the Manager shall utilize bond models (including those of AMRESCO, Charter Research and dealers), as appropriate, to project potentials



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 10 for delinquency, prepayment and extension and to project losses and returns prior to pricing of transactions.

                  3. Concentrations of Credit. The Manager shall seek to diversify and balance the Company's portfolio to minimize risk and potential losses. To the extent applicable, the Manager shall monitor the Company's Mortgage Loan concentrations from the perspectives of (i) the size of any single loan, (ii) the total size of the transaction if the Company is in a subordinate loan position, (iii) the aggregate amount of loans to one borrower, (iv) geographic concentrations, (v) property type concentrations. The Company may, in the future (in consultation with the Investment Committee and the Manager), establish specified limitations or parameters as to the foregoing concentrations. With respect to the Company's MBS portfolio, the Manager shall employ the following risk control guidelines: (i) investments should be made in a manner intended to minimize overweighing of economic concentration as measured by the quotient of the weighted average loan distribution (compared to the U.S. as a whole) of the largest states divided by the size of the state's economy relative to the entire U.S. economy, (ii) no single property type shall represent more than 50% of the Company's entire MBS portfolio, (iii) distribution of loan sizes intended to result in favorable loss distributions (large loans must be individually analyzed and determined to be secure enough to protect the Company's position) and (iv) the establishment of a maximum percentage of the Company's MBS portfolio that may be represented by a single issuer.

                  4. Insurance Requirements. The Manager shall require that the borrower or owner, as applicable, maintain, at all times during the term of the loan or the investment, liability, hazard, rent loss, flood, earthquake and/or other insurance coverage as may be applicable, in such amounts and in accordance with the requirements established from time to time by the Manager.

                  5. Borrower or Tenant Credit Quality. The Manager shall review and analyze the credit history, net worth, liquidity, etc. of each borrower/guarantor or significant tenant, as applicable.




EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 11

                   SECTION 4. FINANCIAL RISK MANAGEMENT POLICY


         A. General. The objective of the Company's Financial Risk Management Policy is to ensure that business exposures to risk are identified, measured, and are managed in the most effective and efficient methods within established guidelines. It is the Company's policy to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company, given the cost of and risks involved with such hedges and the Company's desire not to jeopardize its status as a REIT.

         B. Financial Risk Management Committee. The Trust Managers will establish the Financial Risk Management Committee to assist it in establishing financial risk management, hedging and derivatives policies and to oversee and monitor the Company's management of risk and use of derivatives. The Committee will be composed initially of the Chairman of the Board of Company, Chief Executive Officer ("CEO"), Chief Operating Officer ("COO"), Chief Investment Officer ("CIO"), Chief Financial Officer ("CFO"), Treasurer and Chief Accounting Officer. At least 50% of the members of the Financial Risk Committee are required to constitute a quorum at any meeting of such Committee and at least two-thirds of those present and voting at any meeting is required for approval of any action. The Committee can also designate other persons to act as nonvoting members who serve in an advisory capacity. To assist the Committee in operating decisions and implementation of policy and procedures, it may establish a Financial Risk Steering Committee to handle operational issues.

         C. General Objectives for the Use of Derivatives. Derivative transactions or hedging activities are not to be undertaken for speculative purposes, but only to lessen risks associated with earnings, credit, interest rate, foreign currency, and other similar risks. Use of derivatives is not automatic, nor is it necessarily the only response to managing business risk. Derivative transactions should only be undertaken after the risks that have been identified are determined to exceed defined levels established by this Policy and are considered to be unavoidable because they are necessary or support normal business activities.

         The use of derivatives involves risks such as credit, liquidity, basis, settlement, legal and systemic. Derivatives should be used only to the extent that the Manager determines that the expected benefit of such use (after considering the cost of the derivative transactions) is considered to outweigh these risks. The Manager should avoid any incremental increase in the Company's overall market exposure from the use of derivatives.

         D. Specific Objectives for Use of Derivatives. Derivatives may be used to protect foreign activities, including foreign revenue sources, specific assets and liabilities denominated in foreign currencies, to hedge firm commitments and forecasted transactions that expose the Company to risk, and to protect against exchange rate movements between different currencies that impact revenue and profit expressed in U.S. Dollars. Derivatives may also be used to protect the value of the Company's investments in



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 12

Mortgage Loans and MBS and to hedge purchase commitments and forecasted transactions that expose the Company to risk and to protect against interest rate movements that negatively impact the value and/or intended execution of a transaction.

         E. Prohibitions on Use of Derivatives.

                  1. General. Derivatives shall not be used for trading, speculation, or any other purpose in which the objective is to generate profits. Derivative transactions are considered speculative if they are perceived (at the time such transaction is entered into) to increase risk, if their use has no relation to objectives specified by the Company's policy, or if their use is not intended and expected to manage business risks that have been identified.

                  2. Leverage. Derivative transactions are considered to be highly leveraged if they expose the Company to loss in excess of gains expected to be generated by positions and transactions they modify. Unless approved by the Board of Trust Managers, the Manager shall not utilize highly leveraged derivatives as they generally do not reduce risk.

                  3. Valuation. Unless otherwise approved by the Board of Trust Managers, the Manager shall avoid using any derivative for which a market quotation cannot be obtained or which cannot be valued reliably internally by the financial staff using valuation methodologies that have been approved for use by the Financial Risk Management Committee.

                  4. GAAP Accounting. Use of derivatives that do not qualify for hedge accounting or deferral accounting under generally accepted accounting principles shall not be utilized unless approval is obtained from the Financial Risk Management Committee.

                  5. Accounting Motivated Transactions. Derivative transactions that are primarily motivated by accounting implications and do not reduce economic or business risk exposure shall not be utilized. Derivative transactions are considered to be accounting motivated transactions if they result in the current recognition of revenue or current reduction of cost as a result of incurring a liability to be recognized in the future or taking a risk to be determined and settled in the future.

                  Use of derivatives solely to manage earnings is prohibited. Derivative transactions are unauthorized if the intention of the transaction is to recognize a profit by closing out, modifying, terminating or offsetting the derivative instrument, even if the transaction would otherwise meet the requirements for use under this policy.



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 13

         F. Operating Limitations on Use of Derivatives.

                  1. Forecasted Transactions. Forecasted transactions that are not expected to occur within one year generally are not considered to be probable of occurring under this policy. The Manager shall not use derivatives to hedge such forecasted transactions unless specific written approval is obtained from the Financial Risk Management Committee.

                  2. Derivative Products and Strategies. Use of the following products and strategies requires specific approval for each transaction by the Financial Risk Management Committee:

         o        Written options
         o        Combination options involving the use of written options
         o        Written options embedded in swaps and other derivatives
         o Selective hedging and partial hedging of exposures outside of preapproved parameters that have been identified
         o Frequent buying and selling or terminating derivatives used in risk management activities not specifically related to changing positions of the matched items

                  3. Types of Contracts Authorized for Use. The Company may use the following derivative instruments specifically approved by the Financial Risk Management Committee:

         Cash Market Derivatives

         o        Treasury or Eurodollar securities
         o        Futures contracts Treasury or Eurodollar securities
         o        Purchased options on Treasury and Eurodollar features
         o        MBS forward securities

         Mortgage Backed Securities ("MBS") - FNMA, GNMA, FHLMC, and Other Debt Securities

         o        Futures contracts on MBS and other debt securities
         o        Purchase options on MBS and other debt securities
         o        MBS forward cash securities

         Interest Rate Derivatives

         o        Interest rate swaps
         o        Interest rate caps, floors and collars
         o        Options on swaps

         Foreign Currency Derivatives

         o        Currency forwards and futures



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 14

         o        Purchased currency options
         o Combination foreign currency options - where the notional amount and maturity date exactly match the underlying transaction being hedged and the cost of the purchased options is equal to or greater than the proceeds received on the option sold
         o Foreign currency derivatives - authorized for use by business units exposed to foreign currency risk to the extent identified by the risk identification and measurement process

Use of any derivative not specifically identified above requires the written approval of the Financial Risk Management Committee.

         G. Counterparty Risk. The Company will only enter into derivative transactions with counterparties that have a current senior debt rating by either Standard & Poor's Rating Services, a division of McGraw-Hill Companies, or Moody's Investors Service, Inc. of A or better or the equivalent rating by other recognized rating agencies approved by the Financial Risk Management Committee.

         The Company will generally continue in a derivative transaction if the counterparty's credit rating is downgraded to BBB. Appropriate steps should be taken by the Manager to minimize risks if the counterparty's credit rating is downgraded below BBB. Such steps may include obtaining collateral or some other acceptable form of credit enhancement, or terminating the transactions, if practicable. The Manager shall notify the Financial Risk Management Committee of all credit downgrades. The Committee must approve the actions proposed to be taken with respect to a transaction where the counterparty's credit rating is downgraded below BBB.

         The Company will not enter into a new derivative transaction with a counterparty if the new transaction will result in credit exposure exceeding limits specified by the Financial Risk Management Committee. Such limits are currently set as follows:

(Senior Debt Rating)

o        For counterparties rated AAA       Unlimited
o        For counterparties rated AA        Unlimited
o        For counterparties rated A 10% of the Company's Equity

For purposes of this paragraph, "credit exposure" means the greater of the current net market value of all derivative transactions with the counterparty, or 5% of the total notional value of the derivatives with that counterparty.

         H. Authorized Brokers. The Manager is authorized, on behalf of the Company, to enter into derivative transactions with primary dealers and other financial institutions as follows:



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 15

o Any "primary" government security dealer as approved from time to time by the Federal Reserve Bank of New York.
o Any commercial bank which is FDIC insured and maintains a commercial paper rating in the top two credit categories from a rating service of national prominence.
o Any SEC-registered broker dealer that meets the voluntary capital requirements of the Federal Reserve Bank of New York.
o        Any federal agency or federally sponsored agency.




EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 16

         SECTION 5. POLICIES REGARDING TRANSACTIONS WITH THE AMRESCO GROUP


         A. General. As a result of the Company's relationship with the AMRESCO Group (including, particularly, as a result of the Right of First Refusal and the Correspondent Agreement), the Company expects to benefit from the market reputation, expertise and relationships developed by the AMRESCO Group and the potential investment opportunities (including coinvestment opportunities) expected to be identified through the AMRESCO Group. It is the intention of the Company that the agreements and transactions, including the sale of or coinvestment in any asset, between the Company and the AMRESCO Group be fair to the Company and be on terms at least as favorable as those the Company could have obtained from unaffiliated third parties. Accordingly, the following procedures should be implemented to assist the Company in ascertaining that any transactions and agreements with the AMRESCO Group meet such standard.

         B. Acquisitions from Members of the AMRESCO Group.

                  1. The Company may acquire assets which meet its investment criteria and objectives (other than CMBS or RMBS issued in securitizations sponsored by members of the AMRESCO Group) from members of the AMRESCO Group, without prior approval from the Independent Trust Managers provided that:

                           (a) the Chief Investment Officer reasonably
                  determines in good faith that the price of the asset is no greater and the terms of the sale are no less favorable than that which would be available from third parties for similar investments;

                           (b) the purchase price of any individual asset or
                  pool of assets proposed to be purchased at any one time does not exceed the greater of $75 million or 10.0% of the Company's total consolidated assets, determined before the proposed acquisition; and

                           (c) when possible, the price that the Company will
                  pay for any asset acquired from the AMRESCO Group shall be determined by reference to the prices most recently paid to the AMRESCO Group for similar investments, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of comparable investments have occurred, the Manager shall attempt to determine a market price for the asset by obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost.

                  2. Assets which do not meet the criteria set forth above may be purchased from any member of the AMRESCO Group only with the prior approval of a majority of the Independent Trust Managers (or a majority of the Independent Trust Managers of any authorized Committee of the Board).



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 17

                  3. The Company may purchase CMBS or RMBS issued in securitizations sponsored by members of the AMRESCO Group only in a competitive bidding situation and upon prior approval of a majority of the Independent Trust Managers.

         C. Coinvestments with Members of The AMRESCO Group.

                  1. The Company may coinvest in any asset with any member of the AMRESCO Group, without prior approval from the Independent Trust Managers, provided that the terms of the Company's investment is substantially similar to the terms of the investment of the AMRESCO Group, except for such differences as may be attributable solely to the size of the investment.

                  2. Any potential coinvestments by the Company with any member of the AMRESCO Group which exceed $15 million (in the aggregate, during any calendar year) and which contemplate investment terms for the Company which are different than those proposed for any member of the AMRESCO Group will require the prior approval of a majority of the Independent Trust Managers (or a majority of the Independent Trust Managers of any authorized Committee of the Board).

         D. Expense Reimbursement and Allocation Matters.

                  1. Due diligence and underwriting expenses incurred by the Manager or any member of the AMRESCO Group may be charged to and reimbursed by the Company only after an asset has been preliminarily approved for investment by the Chief Investment Officer or other authorized officer of the Company.

                  2. The Manager may incur due diligence, underwriting and other costs and expenses on behalf of the Company, provided that, in the event costs and expenses with respect to any one transaction are expected to exceed $500,000, the incurrence of such costs and expenses must be approved, in advance, by the Board of Trust Managers (or a majority of the Independent Trust Managers of any authorized Committee of the Board).

                  3. In the event that any member of the AMRESCO Group purchases or otherwise invests in all or any portion of an asset with respect to which due diligence, underwriting or other costs of which have been charged to or reimbursed by the Company, the Company shall recover from the AMRESCO Group all or the applicable portion of such costs and expenses allocable to the investment by the AMRESCO Group.

                  4. To the extent any member of the AMRESCO Group (other than the Manager) provides services to the Company pursuant to the Management Agreement or otherwise for which it is entitled to receive payment or compensation, such payment or compensation shall be reasonable and no greater than amounts which are charged by third parties in arms-length transactions.



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 18

         E. Quarterly Review of Related Party Transactions. The Independent Trust Managers shall review, on a quarterly basis, all (i) acquisitions of assets by the Company from members of the AMRESCO Group made during the preceding calendar quarter (including the prices of and the terms of such acquisitions) which were not specifically approved for acquisition by the Independent Trust Managers, (ii) all coinvestments made with any member of the AMRESCO Group during the preceding calendar quarter, (iii) the reasonableness of the expenses paid to any member of the AMRESCO Group and (iv) the terms of all other transactions between the Company and any member of the AMRESCO Group.



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 19

                       SECTION 6. REIT COMPLIANCE POLICIES


         A. General. It is the Company's intention to qualify as a REIT under the Code beginning with its taxable year ending on December 31, 1998. Accordingly, the Company shall conduct its business in accordance with the following procedures so as to meet the (i) organizational requirements, (ii) income tests, (iii) asset tests and (iv) annual distribution requirements applicable to REITs.

         B. Organizational Requirements. The Company shall enforce the "Excess Share" provisions of its Declaration of Trust prohibiting ownership of more than 9.8% of the Common Shares by any person, subject to the exceptions provided therein. In addition, on or before January 30th of each year, the Company shall send a letter demanding information regarding the amount of shares each such shareholder constructively owns (the "shareholder demand letters") (i) in the event the Company has 2,000 or more shareholders of record on any dividend record date, from each record holder of 5% or more of its shares, (ii) in the event the Company has less than 2,000 and more than 200 shareholders of record on any dividend record date, from each record holder of 1% or more of its shares and (iii) in the event the Company has 200 or less shareholders of record on any dividend record date, from each shareholder of record of one-half of 1% or more of its shares.

         C. Income Tests. At least 75% of the Company's gross income (excluding income from prohibited transactions) for each taxable year shall be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest) or from certain types of temporary investments. In addition, at least 95% of the Company's gross income (excluding income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of securities.

                  1. Acquisition of Assets. Prior to purchasing, originating or otherwise acquiring any asset (including, without limitation, any acquisition by foreclosure or deed-in-lieu of foreclosure), such asset will be reviewed and analyzed by the Company's investment compliance officer (and, to the extent the investment compliance officer or other executive officer of the Company determines necessary, by qualified REIT tax counsel) to ensure that the acquisition and ownership will not cause the Company to fail to qualify as a REIT for federal income tax purposes. To the extent that any proposed acquisition includes an equity investment in real estate or a Mortgage Loan or a pool of Mortgage Loans secured by real estate, the Company shall require the owner of the real estate or the borrower, as applicable, to complete a "checklist," make representations, and/or otherwise supply requisite information regarding the nature of the income from and the operation of the property to enable the Company's investment compliance officer (or REIT tax counsel, as applicable) to determine whether such proposed investment satisfies the income tests applicable to REITs.



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 20

                  2. Other Income. Prior to entering into any transaction which may result in the receipt by the Company of income (whether through the sale or lease of assets, the provision of services, the entering into of a hedging transaction or otherwise), such transaction will be reviewed and analyzed by the Company's investment compliance officer (and, to the extent the investment or tax compliance officer or other executive officer of the Company determines necessary, by qualified REIT tax counsel) to ensure that the receipt of income from such transaction will not cause the Company to fail to qualify as a REIT for federal income tax purposes. If the investment compliance officer or qualified REIT tax counsel determines it to be appropriate, the Company may transfer certain nonqualifying activities to a taxable corporation from which it may receive dividends, to the extent permitted by the Code.

         D. Asset Tests. At least 75% of the value of the Company's total assets shall be represented by cash or cash items (including certain receivables), government securities, "real estate assets" (including loans secured by real estate interests) or, in certain cases, temporary investments as defined in or permitted by the Code. In addition to the foregoing requirement, the value of any one issuer's securities owned by the Company shall not exceed 5% of the value of the Company's total consolidated assets, and the Company shall not own more than 10% of any one issuer's outstanding voting securities (except for its interests in any qualified REIT subsidiary). Prior to any acquisition or disposition of the Company's assets, the investment compliance officer (or qualified REIT counsel, as applicable) shall review such proposed acquisition or disposition to determine that such acquisition or disposition will not cause the Company to fail to qualify as a REIT for federal income tax purposes as a result of the foregoing asset tests.

         E. Annual Distribution Requirements. The Company shall make quarterly distributions to its shareholders equal, on an annual basis, to at least 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and any net capital gains).

         F. Review by Independent Accounting Firm. The Company shall cause its independent accounting firm to review, in connection with its quarterly review of the financial statements of the Company, the Company's compliance with the REIT Provisions of the Code. The Company shall cause its independent accounting firm to review, in connection with its annual audit of the financial statements of the Company, the Company's compliance with the REIT Provisions of the Code and, in connection therewith, to prepare and deliver, on an annual basis, a report of its findings with respect thereto to the Board.



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 21

               SECTION 7. POLICY REGARDING INVESTMENT COMPANY ACT

         A. General. The Company intends to be primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate" and therefore to be excluded from regulation under the Investment Company Act.

         B. Percentage of Assets Constituting Interests in Real Estate. The Company shall maintain at least 55% of its assets directly in Mortgage Loans, MBS which represent all of the beneficial interest in the underlying pool of Mortgage Loans, direct equity investments in real estate and other qualifying liens on and interests in real estate.

         C. Collateral Rights. With respect to any proposed investment in any MBS which does not represent all of the beneficial interest in the underlying pool of Mortgage Loans, the Manager shall seek (where appropriate and feasible) to obtain the right to foreclose on the underlying property, to control the oversight and management of the resolution of the underlying Mortgage Loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise and to control decisions with respect to the preservation of the collateral generally (collectively, the "Collateral Rights").

         D. Maximum Percentage of Partial MBS Interests. Without the prior approval of the Board of Trust Managers (or any authorized Committee of the Board), the Company's aggregate investments in MBS shall not exceed, at the time of such investment, 40% of the Company's total consolidated assets.



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 22

                                   SCHEDULE I

                                   DEFINITIONS


         Capitalized terms used above have the meanings set forth below, unless the context indicates otherwise.

         "Board" means the Board of Trust Managers of AMCT.

         "Bridge Loan" means a Mortgage Loan used for temporary financing.

         "CMBS" means commercial or multifamily MBS.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Shares" means AMCT's common shares of beneficial interest, par value $.01 per share.

         "Construction Loan" means a Mortgage Loan the proceeds of which are to be used to finance the costs of construction or rehabilitation of real property.

         "Correspondent Agreement" means the nonexclusive Correspondent Agreement between Holliday Fenoglio Fowler and the Company.

         "Distressed Mortgage Loans" means Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

         "Distressed Real Estate" means REO Properties and other underperforming or otherwise distressed real estate.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investment Committee" means the committee(s) maintained by the Manager (which committee(s) will include the President and the Chief Investment Officer of the Company) which must approve the purchase, acquisition or origination by the Company of any Targeted Investment.

         "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain compensation.

         "MBS" means mortgage-backed securities (including CMBS and RMBS).



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 23

         "Mezzanine Loan" means a commercial real estate loan the repayment of which is subordinated to a senior Mortgage Loan and which is secured either by a second lien mortgage or a pledge of the ownership interests of the borrower. Such loans can also take the form of a direct equity investment in a partnership or joint venture.

         "Mortgage Collateral" means mortgage pass-through securities or pools of whole loans securing or backing a series of CMBS.

         "Mortgage Loans" means, collectively, loans secured by real property and Mezzanine Loans.

         "Net Leased Real Estate" means real estate that is net leased on a long-term basis (ten years or more) to tenants who are typically responsible for paying a majority of the costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly rent to the landlord for the use and occupancy of the premises.

         "Nonperforming Mortgage Loans" means Mortgage Loans for which the payment of principal and/or interest is more than 90 days delinquent.

         "Participating Loan" means a Mortgage Loan that entitles the lender to the receipt of interest based on a percentage of the mortgaged property's revenues or cash flow, and/or any gain on sale of the property which Participating Loan may be a Mezzanine Loan, Construction Loan, Bridge Loan or other Mortgage Loan.

         "Permanent Mortgage Loans" means long-term senior Mortgage Loans.

         "Qualified REIT Subsidiary" means a corporation whose stock is entirely owned by the Company at all times during such corporation's existence.

         "REIT" means a real estate investment trust, as defined under Section 856 of the Code.

         "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

         "REO Property" means real estate acquired at foreclosure (or by deed in lieu of foreclosure).

         "Residual Interests" means REMIC Residual Interests and non-REMIC Residual Interests collectively.

         "Right of First Refusal" means the right to be granted by AMRESCO to the Company with respect to Targeted Mortgage Loans and MBS, pursuant to which AMRESCO will agree not to permit any member of the AMRESCO Group to invest in
(i) the first $100 million of Targeted Mortgage Loans which are identified by or to any member of the AMRESCO Group during any calendar quarter, or (ii) any MBS, other than MBS issued




EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 24 in securitizations sponsored in whole or in part by any member of the AMRESCO Group, unless the Investment Committee shall have first determined, in each case, that the Company should not invest in such asset or assets, or should invest in only a portion of such asset or assets.

         "RMBS" means a series of one-to four-family residential MBS.

         "Subordinated Interests" means classes of MBS that are subordinated in right of payments of principal and interest to more senior classes.

         "Subperforming Mortgage Loans" means Mortgage Loans for which default is likely or imminent or for which the borrower is making payments in accordance with a forbearance plan.

         "Targeted Investments" means the various types of real estate related assets targeted to be invested in by the Company.

         "Targeted Mortgage Loans" means any Mortgage Loan which (i) meets the investment criteria and objectives of the Company and (ii) has been preliminarily reviewed and approved for further consideration by any member of the AMRESCO Group.



EXHIBIT "A" TO MANAGEMENT AGREEMENT - PAGE 25